EXHIBIT  32.1

CERTIFICATION
(PURSUANT  TO 18 U.S.C. SECTION 1350)

The undersigned hereby certifies that (i) the foregoing Quarterly Report on Form 10-QSB filed by AF Financial Group (the "Company") for the quarter ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                        AF FINANCIAL GROUP

Dated November 13, 2003                 By: /s/ James A. Todd
      -----------------                     ------------------------------------
                                        James A. Todd
                                        President and Chief Executive Officer

Dated November 13, 2003                 By: /s/ Melanie Paisley Miller
      -----------------                     ------------------------------------
                                        Melanie Paisley Miller
                                        Executive Vice President, Secretary,
                                        Treasurer and Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.




                                       20